UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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TEXAS INDUSTRIES, INC.

(Name of Registrant as Specified in Its Charter)

SHAMROCK ACTIVIST VALUE FUND, L.P.

SHAMROCK ACTIVIST VALUE FUND IV, L.P.

STANLEY P. GOLD

DENNIS A. JOHNSON

SHAMROCK ACTIVIST VALUE FUND GP, L.L.C.

SHAMROCK PARTNERS ACTIVIST VALUE FUND, L.L.C.

MARJORIE L. BOWEN

GARY L. PECHOTA

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FOR IMMEDIATE RELEASE

Shamrock Activist Value Fund, L.P.

4444 Lakeside Drive, Burbank CA 91505

Contact:	Clifford A. Miller (cmiller@shamrock.com) (818) 973-4297 -or- Sitrick And Company Michael Sitrick (mike_sitrick@sitrick.com) Aaron Curtiss (aaron_curtiss@sitrick.com) (310) 788-2850

Shamrock Activist Value Fund to Bring Three Resolutions

Before Texas Industries, Inc. Shareholders

Resolutions Follow Previously Announced Intent to

Nominate Three New Directors

BURBANK, CALIF., July 22, 2009—The Shamrock Activist Value Fund, L.P. (SAVF) today announced that it has notified Texas Industries, Inc. (NYSE: TXI) of its intent to bring three resolutions before Texas Industries’ shareholders at the 2009 Annual Meeting of Shareholders.

The Shamrock Activist Value Fund’s letter to Texas Industries follows:

Frederick G. Anderson

Vice President, General Counsel and Secretary

Texas Industries, Inc.

1341 West Mockingbird Lane, Suite 700W

Dallas, Texas 75247

Re:	Notice of Intent to Present Shareholder Resolutions

Dear Mr. Anderson:

Shamrock Activist Value Fund, L.P. (“SAVF”), the owner, together with its parallel investment vehicle, of approximately 10.2% of Texas Industries, Inc., hereby submits notice of its intent to bring three shareholder resolutions (the “SAVF Proposals”) before Texas Industries’ shareholders at the 2009 Annual Meeting of Shareholders. The SAVF Proposals are intended to address specific corporate governance improvements that SAVF believes will enhance the Board of Directors’ accountability to shareholders and facilitate a substantial increase in shareholder value. We believe substantial governance changes at Texas Industries are critical and long overdue. The SAVF Proposals provide for:

•	Declassifying Texas Industries’ currently staggered Board of Directors to provide for increased accountability to the shareholders through annual elections of all directors;

•

Majority voting in all uncontested elections of directors and requiring any incumbent who does not receive a majority of the votes cast with respect to such incumbent’s election to resign from the Board of Directors, effective immediately; and

•

The submission of Texas Industries’ poison pill to a vote of the shareholders no later than the 2010 Annual Meeting of Shareholders and, if the shareholders do not ratify the poison pill by majority vote, calling for the Board of Directors to immediately redeem the poison pill and not adopt any other poison pill without obtaining shareholder approval within no more than twelve months after adoption.

SAVF believes the SAVF Proposals are an effective way to allow Texas Industries’ shareholders to send a message to the Board of Directors that they desire to see significant improvements in the company’s corporate governance practices. In our view, the poor governance practices at Texas Industries has contributed to the destruction of shareholder value in the past few years.

As previously announced, on June 29, 2009, SAVF submitted notice of its intent to nominate three nominees for election to Texas Industries’ Board of Directors at the 2009 Annual Meeting. SAVF’s three nominees are: Marjorie L. Bowen, a former Managing Director of Houlihan Lokey Howard & Zukin, where she also served as National Director of the firm’s fairness opinion practice and was one of five members of the firm’s Financial Advisory Services Committee, which is responsible for managing the firm’s Financial Advisory Services practice; Dennis A. Johnson, CFA, a Managing Director of Shamrock Capital Advisors, Inc., the investment manager for SAVF, and a member of the Securities and Exchange Commission Investor Advisory Committee; and Gary L. Pechota, CEO of DT-Trak Consulting, Inc., a member of the Board of Directors of Insteel Industries, Inc. (Nasdaq: IIIN) and Black Hills Corporation (NYSE: BKH), the former CEO of Giant Cement Holding, Inc. and the former Chief of Staff of the National Indian Gaming Commission.

SAVF believes that the approval of the SAVF Proposals by shareholders representing a majority of the votes cast at the meeting will provide a clear mandate to the directors who are elected at the 2009 Annual Meeting and the remaining incumbent members of the Board of Directors to promptly implement meaningful corporate governance reforms, for the benefit of all Texas Industries shareholders.

Sincerely,

SHAMROCK ACTIVIST VALUE FUND, L.P.

By:	Shamrock Activist Value Fund GP, L.L.C.,
its general partner

By:	Shamrock Partners Activist Value Fund, L.L.C.,
its managing member

By:	/s/ Dennis A. Johnson
Dennis A. Johnson, CFA, Vice President

Shamrock Activist Value Fund, L.P., a Delaware limited partnership and its parallel fund, Shamrock Activist Value Fund IV, L.P., a Delaware limited partnership (collectively, the “Shamrock Activist Value Fund”), intend to file a proxy statement and related materials with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies to elect Shamrock Activist Value Fund, L.P.’s nominees to the Board of Directors of Texas Industries, Inc. at the 2009 Annual Meeting of Shareholders of Texas Industries, Inc. (the “2009 Annual Meeting”). The Shamrock Activist Value Fund urges all Texas Industries shareholders to read the Shamrock Activist Value Fund’s proxy statement and other publicly-filed proxy materials as they become available, because they will contain important information.

The Shamrock Activist Value Fund, Marjorie L. Bowen, Dennis A. Johnson, Gary L. Pechota, Stanley P. Gold, Shamrock Activist Value Fund GP, L.L.C. and Shamrock Partners Activist Value Fund, L.L.C. are participants (collectively, the “Participants”) in the solicitation of proxies for use at the 2009 Annual Meeting. Information regarding the Participants is contained in the Shamrock Activist Value Fund’s Soliciting Materials filed pursuant to Rule 14a-12 in connection with the proposed solicitation (the “14a-12 Filings”) and in its filings on Schedule 13D relating to its investment in Texas Industries, Inc. (the “13D Filings”). Information regarding the Participants also will be included in the Shamrock Activist Value Fund’s proxy materials for the 2009 Annual Meeting. The 14a-12 Filings, 13D Filings and all proxy materials filed by the Shamrock Activist Value Fund with the SEC will be available without charge at the SEC’s website at www.sec.gov. In addition, the Shamrock Activist Value Fund will provide copies of its definitive proxy materials for the 2009 Annual Meeting without charge upon request. Except as disclosed in the 14a-12 Filings and 13D Filings, none of the Participants has a direct or indirect interest, by security holdings or otherwise, in the matters subject to the Shamrock Activist Value Fund’s proxy solicitation.